UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2007

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 452-3000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          On March 14, 2007, the Compensation Committee (“Committee”) of the Board of Directors of Taleo Corporation adopted the 2007 Executive Incentive Bonus Plan (the “Plan”). The Plan establishes the allocations, methodologies and metrics for the payment of quarterly and annual bonuses, if any, to all of Taleo’s executive officers and other members of senior management. A summary of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
          In connection with the adoption of the Plan, on March 14, 2007, the Committee approved increases in the annual target bonus of Michael Gregoire, Taleo’s president and chief executive officer, and Guy Gauvin, Taleo’s executive vice president, global services. Pursuant to the terms of their employment agreements, Mr. Gregoire and Mr. Gauvin are entitled to an annual target bonus of 100% and 78% of base salary, respectively. For 2007, the Committee increased the annual target bonus for Mr. Gregoire and Mr. Gauvin to 133% and 100% of base salary, respectively.
Item 9.01.      Financial Statements and Exhibits
(d)      Exhibits.

Exhibit No.	Description

10.1	Summary of the 2007 Executive Incentive Bonus Plan

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

Date: March 20, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of the 2007 Executive Incentive Bonus Plan